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          [LETTERHEAD OF CLINE, WILLIAMS, WRIGHT, JOHNSON, & OLDFATHER]
             [1900 FIRSTIER BANK BUILDING, LINCOLN, NEBRASKA, 68508]


                                  May 29, 1991



Weitz Series Fund, Inc.
The Mark, Suite 450
9290 West Dodge Road
Omaha, NE 68114-3323

RE: Post-Effective Amendment No. 4 to Form N-1A Registration
Statement-Government Money Market Portfolio

Gentlemen:

         Our opinion has been requested with respect to the shares of common stock, $.001 par value per share (the "Shares"), of Weitz Series Fund, Inc. (the "Fund"), designated Government Money Market Portfolio shares, which are being registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Post-Effective Amendment No. 4 to Form N-1A Registration Statement.

         We have examined the Fund's Articles of Incorporation and Bylaws, reviewed certain minutes of corporate proceedings, and have made such additional factual and legal inquiries as we deemed necessary under the circumstances. Based upon the foregoing, it is our opinion that:

         1. The Fund is a duly and validly organized corporation presently existing in good standing under the laws of the State of Minnesota.

         2. The issuance and sale of the Shares has been duly and validly authorized by the necessary corporate action and said Shares will, upon delivery against payment, be duly authorized, validly issued, outstanding, fully paid and nonassessable shares of the common stock of the Fund designated Government Money Market Portfolio Shares.

         We consent to the use of this opinion as exhibit to the Fund's Form N-1A Registration Statement and further consent to the reference of our firm under the heading "Legal Opinions" in the Prospectus forming a part thereof.

                                                              Very truly yours,



                                                              /s/JOHN C. MILES
                                                              For the Firm